As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1481509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1265 South Cochran Avenue, Los Angeles, CA	90019
(Address of Principal Executive Offices)	(Zip Code)

Dave Inc. Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Jason Wilk

Chief Executive Officer

Dave Inc.

1265 South Cochran Avenue

Los Angeles, CA 90019

(Name and address of agent for service)

(844) 857-3283

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joseph M. Yaffe, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, CA 94301 (650) 470-4650	Joan Aristei Chief Legal Officer 1265 South Cochran Avenue Los Angeles, CA 90019 (844) 857-3283

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Dave Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 653,280 additional shares of Class A common stock, par value $0.0001 (the “Class A Common Stock”), under the Dave Inc. Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”) pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved for issuance under the Plan. The Registrant previously registered shares of its Class  A Common Stock issuable under the Plan via registration statements on Form S-8 filed on March  16, 2022 (Registration No. 333-263589), December 14, 2022 (Registration No. 333-268785), January 31, 2023 (Registration No. 333-269482) and March 28, 2024 (Registration No. 333-278332). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.					X

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).					X

23.2	Consent of Deloitte & Touche LLP.					X

24.1	Powers of Attorney (contained in the signature page to this Registration Statement).					X

99.1	Amended and Restated 2021 Equity Incentive Plan.	8-K	001-40161	10.1	12/13/2022

99.2	Second Amendment to the Dave Inc Amended and Restated 2021 Equity Incentive Plan.	10-K	001-40161	10.6	3/4/2025

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 7, 2025.

DAVE INC.

By:	/s/ Jason Wilk
Jason Wilk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Wilk, Kyle Beilman and Joan Aristei, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason Wilk Jason Wilk	Chief Executive Officer, Director and Chairperson (Principal Executive Officer)	March 7, 2025

/s/ Kyle Beilman Kyle Beilman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 7, 2025

/s/ Brendan Carroll Brendan Carroll	Director	March 7, 2025

/s/ Imran Khan Imran Khan	Director	March 7, 2025

/s/ Andrea Mitchell Andrea Mitchell	Director	March 7, 2025

/s/ Michael Pope Michael Pope	Director	March 7, 2025

/s/ Dan Preston Dan Preston	Director	March 7, 2025

/s/ Yadin Rozov Yadin Rozov	Director	March 7, 2025